EXHIBIT 10.14.2
AMENDMENT TO THE
DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT
BETWEEN
WYETH, ACTING THROUGH ITS WYETH CONSUMER HEALTHCARE DIVISION,
AND
IMPAX LABORATORIES, INC.
This Amendment, effective as of February 14, 2005 (the “Effective Date”), to the Development, License and Supply Agreement, dated as of June 1, 2002 and amended by letters dated November 19, 2002, April 23, 2003 and May 15, 2003 and amendment dated July 9, 2004, for Loratadine/Pseudoephedrine Combination Tablets (the “Agreement”) is entered into by and between Wyeth, acting through its Wyeth Consumer Healthcare Division (hereinafter called “WCH”), and Impax Laboratories, Inc. (hereinafter called “IMPAX”).
PURPOSE
WHEREAS, under the Agreement, IMPAX has agreed to supply WCH with D-24 Product (as defined in the Agreement);
WHEREAS, IMPAX and WCH wish to terminate the Agreement with respect to the D-24 Product only, all in accordance with the terms and subject to the conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and intending to be legally bound hereby, the parties hereby agree as follows:
1. Unless otherwise expressly defined herein, all capitalized terms used herein shall have the same meaning as defined in the Agreement.
2. The Parties hereby agree that as of the Effective Date the Agreement shall be terminated with respect to the D-24 Product only. All references to the D-24 Product and any provisions of the Agreement which relate solely to the D-24 Product shall be deemed removed from the Agreement. Such termination shall not give rise to the payment of any penalty, damages or indemnification by either Party to the other Party and WCH shall have no further rights or obligations with respect to the D-24 Product, including, without limitation, any right or license to use any of IMPAX Confidential Information with respect to the D-24 Product. In full satisfaction of any and all obligations (past, present or future) that WCH has or may have with respect to the D-24 Product under the Agreement or otherwise, WCH agrees to pay IMPAX within thirty (30) days after the Effective Date, and IMPAX agrees to accept, the sum of Three Hundred Thousand Dollars ($300,000). In consideration of IMPAX executing this Amendment and agreeing to the terms herein, WCH agrees that IMPAX does not have any further obligations to WCH (past, present or future) with respect to the D-24 Product under the Agreement. Nothing contained herein shall relieve either Party from its obligations to maintain confidentiality under the Agreement.
3. All other terms and conditions of the Agreement are hereby confirmed and shall remain in full force and effect. In the event of any conflict with the provisions of this Amendment and any of the provisions of the Agreement, the provisions of this Amendment shall control.
IN WITNESS WHEREOF, the undersigned have executed this Amendment.
WYETH, acting through its Wyeth Consumer Healthcare Division

By:	/s/ Illegible
Name:
Title:

IMPAX LABORATORIES, INC.
By:	/s/ David S. Doll
	Name:	David S. Doll
	Title:	Sr. Vice President, Sales and Marketing